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EX-99.906CERT                                                    Exhibit (a)(2)

     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of Lincoln National Variable Annuity Fund A (the "Fund") certify that:

     1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: August 28, 2006

                                           /s/ Kelly D. Clevenger
                                           ----------------------------------
                                           Kelly D. Clevenger
                                           Chairman and President

                                           /s/ William P. Flory
                                           ----------------------------------
                                           William P. Flory
                                           Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.